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                                                                EXHIBIT 99.7


       Consent to be Named as a Trustee of Equity Office Properties Trust


     I hereby consent to be named as a person to become a trustee of Equity Office Properties Trust, a Maryland real estate investment trust ("EOP"), in the registration statement on Form S-4 filed by EOP with the Securities and Exchange Commission in connection with the merger of Beacon Properties Corporation, a Maryland corporation, with and into EOP.




                                             /s/ Alan M. Leventhal
                                             -----------------------
                                             Alan M. Leventhal
                                             Date:  October 6, 1997